UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2010

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 25, 2010, Genta Incorporated, (the Company), announced that the Company has initiated a new dose-ranging study of tesetaxel, the Company’s novel oral tubulin inhibitor, using a weekly dosing regimen.

Genta has recently completed a dose-ranging and pharmacokinetic study using tesetaxel administered once every 3 weeks, a schedule that has shown anticancer activity in several Phase 2 clinical trials. This schedule has been extensively evaluated in a series of Phase 1 and Phase 2 trials that together have enrolled more than 280 patients.  Data from the recently completed study of the once-every-3-week schedule have confirmed safety findings previously reported for this regimen, and the results have been submitted for presentation to the annual meeting of the American Society of Clinical Oncology (ASCO) that is scheduled in June 2010.  The new trial is the first clinical study to test an alternative dosing regimen in which the drug will be administered once weekly for 3 consecutive weeks, followed by 1 week off treatment. The goal of the study will be to establish safety and a suitable dose for extended testing in late-stage clinical trials.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated February 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	February 25, 2010	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

99.1	Press Release of the Company dated February 25, 2010